SUBSCRIPTION AGREEMENT

FOR THE

PURCHASE OF UNITS OF

Phoenix International Ventures, Inc.

(each Unit consists of two shares of common stock and one Warrant to purchase one share)

November     , 2007

PHOENIX INTERNATIONAL VENTURES, INC.

SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF UNITS

PHOENIX INTERNATIONAL VENTURES, INC., a Nevadacorporation (the “Company”) is offering (this “Offering”)for sale to certain individuals (the “Investors”)  up to 350,000 units (the “Offering”).  Each Unit consists of two shares of common stock and one warrant to purchase common stock (the “Warrants”).  Each Warrant is excercisable for a period of two years at an exercise price of $1.00 per share.  The Units are offered at $1.40 per Unit.

The subscription for the Units will be made in accordance with and subject to the terms and conditions of this Subscription Agreement.  The minimum investment amount that may be purchased by an Investor is $5,600 worth of Units (4,000 Units) (the “Minimum Investor Purchase”); provided however, the Company may in its sole discretion, accept an Investor subscription for an amount less than the Minimum Investor Purchase.

The Shares of Common Stock and the shares underlying the Warrants (the “Warrant Shares”) are entitled to certain registration rights as provided herein

The Company will offer the Units to no more than 35 investors who are not “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)).

Although the Units will be offered by the Company’s officers, directors and employees, who will receive no direct compensation for selling such Units, the Company may use registered broker/dealers and others (“Agents”) to place Units and may pay to such persons a commission of up to 10% of the investment.  The Offering will terminate on December 31, 2007 unless extended by the Company in its sole discretion to a date no later than January 31, 2008.

The Company and the Agents, if any, may (but are not obligated to) purchase and/or have their respective employees, agents, officers, directors and affiliates subscribe and purchase Units in the Offering.  The Company is currently indebted to Zahir Teja, the Company’s president, in the amount of $509,000.  Mr. Teja may, but is not obligated to, convert a portion of such indebtedness (not to exceed $150,000) on the same terms as set forth herein ($1.40 per Unit).  If the Company rejects a subscription, either in whole or in part (which decision is in their sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such subscriber without interest accrued thereon.

Questions regarding completion of the subscription documents should be directed to Niv Nissenson at   [775 882 9700 or 775 843 3381 or niv_nissenson@yahoo.com]

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Phoenix International Ventures, Inc.
2201 Lockhead Way
Carson City, NV 89706

Ladies and Gentlemen:

1.      Subscription.  The undersigned (the “Subscriber”), intending to be legally bound, hereby irrevocably agrees to purchase such number of Units (the “Units”), of Phoenix International Ventures, Inc. (the “Company”) at a purchase price of $1.40 per Unit as set forth on the Signature page to this Subscription Agreement.   This subscription is submitted to you in accordance with and subject to the terms and conditions of this Subscription Agreement and the Company’s Confidential Private Placement Memorandum used for the Offering (the “Memorandum”).  The Company is offering up to 350,000 Units.  The Offering is being made pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Shares and the shares of common stock underlying the Warrants (the “Warrant Shares”) are entitled to certain registration rights as provided herein.

2.            Payment.  The Subscriber encloses herewith a check payable to, or will immediately make a wire transfer payment to, “Phoenix International Ventures, Inc.” in the full amount of the purchase price of the Units being subscribed for.  Together with the check for, or wire transfer of, the full purchase price, the Subscriber is delivering a completed and executed Omnibus Signature Page to this Subscription Agreement along with a completed and executed Accredited Investor Certification, annexed hereto as Annex A.

3.            Acceptance of Subscription.  The Subscriber understands and agrees that the Company, in itssole discretion, reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this or any other subscription.  The Company will have no obligation hereunder until the Company executes and delivers to the Subscriber an executed copy of this Subscription Agreement.  If Subscriber’s subscription is rejected in whole or the Offering is terminated, all funds received from the Subscriber will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will thereafter be of no further force or effect.  If Subscriber’s subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent such subscription was accepted.

4.            Representations and Warranties of the Subscriber.  The Subscriber hereby acknowledges, represents, warrants, and agrees as follows:

(a) None of the Units or the underlying Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Subscriber understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement;

(b) The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), have received this Subscription Agreement and all other documents requested by the Subscriber or its Advisors, if any, have carefully reviewed them and understand the information contained therein, prior to the execution of this Subscription Agreement;

(c) Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved the Offering or any of the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering.  The Offering has not

(d) been reviewed by any federal, state or other regulatory authority.  Any representation to the contrary is a criminal offense.  The Units, and securities comprising the Units are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom.  Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time;

(e) All documents, records, and books pertaining to the investment in the Units have been made available for inspection by the Subscriber and its Advisors, if any;

(f) The Subscriber and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered by the Company to the full satisfaction of the Subscriber and its Advisors, if any;

(g) In evaluating the suitability of an investment in the Company, the Subscriber has not relied upon any representation or other information (oral or written) other than as stated herein;

(h) The Subscriber is unaware of, is in no way relying on, and did not become aware of the Offering directly and/or indirectly through or as a result of, any form of general solicitation or general advertising including, without limitation, any press release, filing by the Company with the Commission, article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the internet, in connection with the Offering and sale of the Units and is not subscribing for Units and did not become aware of the offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally;

(i) The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to any agents);

(j) The Subscriber, either alone or together with its Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(k) The Subscriber is not relying on the Company, any Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisors;

(l) The Subscriber is acquiring the Units (and the securities included therein) solely for such Subscriber’s own account for investment and not with a view to resale or distribution thereof, in whole or in part.  The Subscriber has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any of the securities and the Subscriber has no plans to enter into any such agreement or arrangement;

(m) The purchase of the Units represents high risk capital and the Subscriber is able to afford an investment in a speculative venture having the risks and objectives of the Company.  The Subscriber must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.  Legends will be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books.

(n) The Company has agreed that purchasers of the Units will have, with respect to the Units the registration rights described herein.  Notwithstanding such registration rights, trading volume in the Common Stock is extremely limited and sporadic and as such, there is currently limited liquidity in the Common Stock and there can be no assurance when, if ever, a more liquid market for the Common Stock will develop; or if any registration statement covering the underlying shares will be declared effective by the SEC;

(o) The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time;

(p) The Subscriber is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth herein; and in the Risk Factors attached as Annex B;

(q) The Subscriber has truthfully and accurately completed the Accredited Investor Certification contained herein;

(r) The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound;

(s) The Subscriber represents to the Company that any information which the undersigned has heretofore furnished or is furnishing herewith to the Company or any Agent is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the Offering as described in the Memorandum.  The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units;

(t) The Subscriber has significant prior investment experience, including investments in private, non-traded, non-listed and non-registered securities.  The Subscriber is knowledgeable about investments in small and thinly capitalized businesses.  The Subscriber has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Subscriber’s overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber’s net

(u) worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive.  This investment in the Company’s Securities is a suitable one for the Subscriber;

(v) No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum;

(w) Within five (5) days after receipt of a request from the Company, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(x) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(y) The Subscriber hereby represents, warrants, agrees and covenants to and with the Company that the Subscriber has not, directly and/or indirectly, previously had and/or maintained and/or currently has, and/or in the future will not make or maintain a “short” position in the Company’s securities and will not encourage and/or facilitate the same by any third party.

(z) The Subscriber has read this Agreement in its entirety including, but not limited to, the Section therein entitled “Risk Factors,” and understands fully to its full satisfaction all information and terms included in this Agreement.  The subscriber also acknowledges that they have reviewed the Company’s 10-QSB for the quarter ended September 30, 2007 as filed with the SEC.

5.            Representations and Warranties of the Company.  The Company hereby acknowledges, represents, warrants, and agrees as follows:

(aa) The Company is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate of formation, by-laws or other organizational or charter documents including, but not limited to, all documents setting forth and/or establishing the terms, rights, conditions and/or limitations of any of the Company’s Common Stock and (the “Internal Documents”).  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Subscription Agreement, (ii) material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement.

(bb) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated herein and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further corporate action is required by the Company in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(cc) The execution, delivery and performance of the condition of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s Internal Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise), or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(dd) The Company has an aggregate of 7,096,000 shares of common stock issued and outstanding as of the date hereof.

(ee) The Company will utilize any proceeds raised in the Offering for working capital and the repayment of its currently existing indebtedness.

(ff) Piggyback Registration Rights.  If, at any time during the period ending two years from the date hereof there is not an effective Registration Statement covering the Shares and the Warrant Shares (for purposes of this Section, the “Registration Securities”) and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or any post-effective amendment to existing registration statements or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination at least twenty (20) days prior to the filing of any such registration statement and shall include in such registration statement all Registrable Securities; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

6.            Indemnification.  The Subscriber agrees to indemnify and hold harmless the Company, any Agents and each of their respective officers, directors, employees, agents, attorneys, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, orbreach by the Subscriber of any covenant or agreement made by the Subscriber herein or in any other document delivered by or on behalf of the Subscriber in connection with this Subscription Agreement.

7.            Irrevocability; Binding Effect.  The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Subscription Agreement will survive the death or disability of the Subscriber and will be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Subscriber is more than one person, the obligations of the Subscriber hereunder will be joint and several and the agreements, representations, warranties and acknowledgments herein will be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

8.            Modification.  This Subscription Agreement will not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.            Notices.  Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above or (b) if to the Subscriber, at the address set forth on the signature page hereof (or, in either case, to such other address as the party will have furnished in writing in accordance with the provisions of this Section 9).  Any notice or other communication given by certified mail will be deemed given at the time of certification thereof, except for a notice changing a party’s address which will be deemed given at the time of receipt thereof.

10.            Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber and the transfer or assignment of the Units will be made only in accordance with all applicable laws and the applicable Offering documents.

11.            Applicable Law.  This Subscription Agreement will be governed by and construed exclusively under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

12.            Blue Sky Qualification.  The purchase of Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable Federal and state securities laws.  The Company will not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company will be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

13.            Use of Pronouns.  All pronouns and any variations thereof used herein will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

14.            Miscellaneous.

(aa)            This Subscription Agreement, constitutes the entire agreement between the Subscriber and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(bb)            Each of the Subscriber’s representations and warranties made in this Subscription Agreement will survive the execution and delivery hereof and delivery of the Units for a period of twelve (12) months from the date of issuance.

(cc)            Each of the parties hereto will pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(gg) This Subscription Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which will together constitute one and the same instrument.

(hh) Each provision of this Subscription Agreement will be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality will not impair the operation of or affect the remaining portions of this Subscription Agreement.

(ii) Paragraph titles are for descriptive purposes only and will not control or alter the meaning of this Subscription Agreement as set forth in the text.

PHOENIX INTERNATIONAL VENTURES, INC.
OMNIBUS SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

Subscriber hereby elects to purchase a total of ______ Units at a price of $1.40 per Unit (NOTE: to be completed by the Subscriber) and agrees to all of the terms and conditions of this Subscription Agreement referred to herein.

Date (NOTE: To be completed by the Subscriber): __________________, 2007*

If the Subscriber is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Date

If the Subscriber is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number
By:	By:
Name: Title:	Name: State of Organization

Date	Address

PHOENIX INTERNATIONAL VENTURES, INC..

By:            _________________________________

              Authorized Officer

ANNEX A

CONFIDENTIAL PROSPECTIVE PURCHASER QUESTIONNAIRE

THIS QUESTIONNAIRE IS TO BE COMPLETED BY EACH PERSON WHO DESIRES TO PURCHASE UNITS OF PHOENIX INTERNATIONAL VENTURES, INC.. (THE” COMPANY”).  THIS MATERIAL DOES NOT CONSTITUTE AN OFFER TO SELL NOR IS IT A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE TERMS OF THE OFFERING WILL BE MADE SOLELY PURSUANT TO THE TERMS AND CONDITIONS OF THE SECURITIES PURCHASE AGREEMENT PROVIDED HEREWITH WHICH CONTAINS MATERIAL INFORMATION TO BE REVIEWED IN CONNECTION WITH ANY INVESTMENT DECISION.

ACCREDITED INVESTOR STATUS

Please check whether one or more of the following definitions of "Accredited Investor," if any, applies to you.  If none of the following applies to you, please leave a blank.  Please sign in the indicated space below and indicate the amount of your investment and put you initials after the amount.

(a)
A Bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

(b)	A Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(c)
An organization described in Section 501(c)(3) of the Internal Revenue Code or corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(d)	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000.

(e)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(f)
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the common stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

(g)	Any entity in which all of the equity owners are Accredited Investors.

________________                     $_______________________                       _______
Investor’s Signature                          Amount of Investment                             Initials

_____________________________
(Please insert name in which Securities will be
Held; if held by a corporation, please sign below)

Corporate Purchaser

By: _____________________
         Name/Title

ANNEX B

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and the other information in the Company’s Registration Statement on Form SB-2 declared effective by the SEC on August 30, 2007, as well as the Company’s quarterly report on Form 10QSB for the quarter ended September 30, 2007, both of which are available on the SEC’s website at http:pp www.sec.gov. before investing in our common stock. If any such risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related To Our Business

The Company has a limited operating history.

The Company is recently organized and the Company's principal operating subsidiary, founded in April, 2003, has only a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects for financial success must be considered in light of the risks, expenses and difficulties frequently encountered by companies in highly competitive and evolving markets, such as the defense-aerospace industry market.

We may fail to continue as a going concern, in which event you may lose your entire investment in our shares.

Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent registered public accountants have indicated that in their respective reports relative to PAI's and Phoenix International Ventures, Inc.'s (“PIV”) financial statements as of December 31, 2006 that (a) as discussed in Note 1 to its financial statements, PIV has a loss from operations, has no working capital and has no revenue generating activities and (b) as discussed in Note 2 to its financial statements, PAI has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.

The Company may be unable to manage its growth or implement its business strategy.

Although the Company has experienced significant growth in a relatively short period of time, it cannot assure you that the growth the Company has experienced will continue, nor can the Company assure you that it will be able to expand its facilities, its client base and markets or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's rapid growth to date has placed, and in the future will continue to place, a significant strain on its administrative, operational and financial resources.

Our ability to generate revenue is dependent upon our success in obtaining awards for a very narrow category of contracts.

Our ability to generate all of our revenues is dependent upon our success in obtaining awards for a very narrow category of aerospace and defense contracts. If we are not successful in receiving contracts from the U.S.government and/or U.S.defense industry contractors for any reason, including our failure to meet eligibility requirements, competition, our failure to perform under prior contracts, and/or changes in government and/or defense industry contracting policies, we would not generate sufficient revenue to continue in business.

The Offering price of the Units has been determined by our management.

The Offering price of the Units was determined by our management and does not necessarily accurately reflect actual value of us and/or our assets, the Common Stock, our book value after the Offering, the market price of the Common Stock after the Offering or the price that may be realized upon disposition of the Common Stock.

In the event that the Company fails to timely file any periodic report filings with the SEC, the Common Stock may be de-listed from the Over-The-Counter Bulletin Board.

Pursuant to the Over-The-Counter Bulletin Board (“OTCBB”) rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form-QSBs or 10-KSBs) by the due date of such report (notwithstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTC-BB.  In the event an issuer is de-listed, such issuer would not be eligible to be re-listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one year period of de-listing.  If the Company is late in its filings three times in any twenty-four (24) month period and is de-listed from the OTCBB, the Units may become worthless and investors may lose their entire investment.

The Common Stock may be subject to penny stock rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC.  Penny stock generally are equity securities with a price of less than $5.00, subject to exceptions.  The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’ account.  In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the liquidity of penny stocks.  If the Company’s securities become subject to the penny stock rules, investors in the Offering may find it more difficult to sell their Units.

BANK TRANSFER DETAILS:

Beneficiary:
Phoenix International Ventures
42 Carry Way
Unit 1
Mound House , NV 89706
Banks Details:
Bank of America
600 E. William St.
Carson City, NV 89701
USA
Account Number:  005012641151
ABA:  026009593
SWIFT:  BOFAUS3N